UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 27, 2011

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 27, 2011, Central Pacific Financial Corp. (the “Company”) held its Annual Meeting of Shareholders at which the shareholders voted upon and approved (i) an amendment to the Company’s Bylaws to provide for a variable-range size Board and to fix the initial size of the Board; (ii) the election of seven (7) nominees as directors; (iii) ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2011; (iv) an advisory (non-binding) shareholder resolution to approve the compensation of the Company’s executive officers; (v) ratification (on a non-binding basis) of the Company’s Tax Benefits Preservation Plan, which was adopted by the Board of Directors on November 23, 2010 to protect against a possible limitation on the Company’s ability to use certain tax assets (such as net operating loss carryforwards) to offset future income; (vi) an amendment to the Company’s 2004 Stock Compensation Plan in order to increase the number of shares available for issuance pursuant to awards granted under the Plan and to remove the maximum share grant and Full Value Award limitations under the Plan; and (vii) a protective amendment to the Company’s Restated Articles of Incorporation to restrict certain transfers of stock in order to preserve the tax treatment of the Company’s net operating losses and certain unrealized tax losses.  In addition, the shareholders cast an advisory vote on whether the advisory shareholder vote on executive compensation should occur every 1, 2 or 3 years.

The number of votes cast for or against (withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

		For	Against/Withheld	Abstained	Broker Non-Vote

1.	Amendment to the Bylaws to provide for a variable-range size Board and to fix the initial size of the Board	33,310,756	35,124	5,388	0

2.	Nominees as Directors:

	Alvaro J. Aguirre	32,594,944	32,132	0	724,192

	James F. Burr	32,595,613	31,463	0	724,192

	Christine H.H. Camp	32,603,908	23,168	0	724,192

	John C. Dean	32,611,335	15,741	0	724,192

	Earl E. Fry	32,607,790	19,286	0	724,192

	Colbert M. Matsumoto	32,607,450	19,626	0	724,192

	Crystal K. Rose	32,606,558	20,518	0	724,192

		For	Against/Withheld	Abstained	Broker Non-Vote

3.	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011	33,325,399	16,462	9,407	0

4.	Non-binding advisory vote to approve executive compensation	32,581,819	30,435	14,822	724,192

5.	Non-Binding advisory vote on the frequency of the advisory “Say- On-Pay” vote			139,611	724,192
	Every Year	32,392,722
	Every 2 Years	28,301
	Every 3 Years	66,442

6.	Ratification (on a non-binding basis) of Tax Benefits Preservation Plan, which was adopted by the Board of Directors on November 23, 2010	26,964,478	5,659,608	2,990	724,192

7.	Amendment to the Company’s 2004 Stock Compensation Plan in order to increase the number of shares available for issuance pursuant to awards granted under the Plan and to remove the maximum share grant and Full Value Award limitations under the Plan	32,542,862	76,705	7,509	724,192

8.	Protective Amendment to Restated Articles of Incorporation to restrict certain transfers of stock in order to preserve the tax treatment of the Company’s net operating losses and certain unrealized tax losses	27,701,632	5,642,463	7,173	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: April 28, 2011	By:	/s/ Glenn K.C. Ching
Glenn K.C. Ching, Senior Vice President,
General Counsel and Corporate Secretary